Exhibit 99.1

Delta Air Lines Ed Bastian, President Bank of America – Merrill Lynch Global Transportation Conference
June 11, 2009

Safe Harbor

This presentation contains various projections and other forward-looking statements which represent Delta’s estimates or expectations regarding future events. All forward-looking statements involve a number of assumptions, risks and uncertainties, many of which are beyond Delta’s Delta s control, that could cause the actual results to differ materially from the projected results. Factors which could cause such differences include, without limitation, business, economic, competitive, industry, regulatory, market and financial uncertainties and contingencies, as well as the “Risk Factors” discussed in Delta’s Form 10-K filed with the SEC on March 2, 2009. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of the date of this presentation, and which Delta has no current intention to update. In this presentation, we will discuss certain non-GAAP financial measures. You can find the reconciliations of those measures to comparable GAAP measures on our website at delta.com.

Delta Strengths Unmatched In The Airline Industry Uniquely positioned to weather current economic challenges Best-in-class unit cost structure Strong liquidity 1• Diversified revenue stream from ancillary and third party sources Solid Financial Foundation 2 • Global network - #1 or #2 in all markets • Producing unit revenue premium • Premier joint venture with Air France-KLM Diverse, Global Network • Unmatched $2 billion synergy opportunity • Ability to leverage competitive position as world’s largest airline Strategic Benefits of Consolidation 3 • Targeted investments in customer service and operational improvements Limited capital investment needs Disciplined Approach to Managing the Company 4 2 • • Fleet flexibility enables capacity discipline

Delta’s Fundamental Business Strength Is Solid March Quarter 2009 Operating Cash Flow ($M) In the March quarter, Delta: March Quarter 2009 Operating Cash Flow ($M) • Delivered break-even results excluding fuel hedges and special items • Generated over $600 million in cash flow 643from operations and $100 million in free cash flow • Reported a solid unrestricted liquidity balance of $5 billion 459 426 286 • Produced a RASM premium to the industry• Maintained its best-in-class cost 187 124 110 73 structure • Achieved merger synergies of $100 million and made substantial integration 3 progress

Integration Of The Airlines Progressing Quickly • $12 billion revenue JV launched with AF-KLM • Widebody cross-implemented routes Second Quarter 2009 Progress cross fleeting on key routes, such as ATL-Tokyo, DTW-London/Heathrow • Domestic and international onboard food and amenities harmonized Key Milestones Ahead • Airport consolidation 70% complete (177 airports) • Resolve remaining employee representation and seniority integration issues by Fall 2009 • Frequent flyer programs integrated by Q4 • Single operating certificate on track for end of 2009 • All stations worldwide re-branded this year • Over 90% of Northwest mainline aircraft repainted in 4 p 2009; remainder by April 2010 • Technology cutover on track for early 2010

On Track To Achieve $2 Billion In Merger Synergies Reviewing all opportunities to accelerate benefits $2.0B $1 6B g pp Merger Synergy Targets 1.6B $1.1B $ Cost 0.5B 2009 2010 2011 2012 Revenue 2009 2010 2011 and Beyond Drivers of benefit: • New AmEx agreement • Fee Alignment • Air France joint venture • Initial cross-fleeting• Continued network optimization • Leveraging expanded scale and scope of airline • Single operating certificate • Single technology – reservations, crew scheduling • Expanded cross-fleeting 5 g • Facilities consolidation • Administrative staff reductions • Network enhancements • Improved corporate contracting • Supply chain savings

JV Reinforces Transatlantic Leadership Position Scale is unmatched: • ~25% transatlantic capacity • Leading European hubs – CDG, AMS – provide most robust beyond network • Largest frequent flier customer base Partnership is deeply integrated: • Full profit sharing aligns economic interest • Anti-trust immunity enables highest level coordination – pricing, schedule, inventory management • Builds on 13 year experience running highly successful and profitable NW-KL JV JV enables additional flexibility and cost savings: • Reduce capacity while maintaining similar levels of service • Powerful hubs drive most efficient routings 6 • Leveraging strength of both sales organizations • Cost efficiencies across combined network

The Airline Industry Is Dealing With A Challenging Revenue Environment

- Significant reduction in premium class demand
- Aggressive sale activity
- Weaker booking class and cabin mix
- Tough YoY comparisons – fuel surcharges and foreign exchange rates
- H1N1 virus impact
  - Delta: ~$125 - $150 million for 2Q
  - Largely Asia point-of-sale



Industry Revenue (% Chg YoY)
25%
20%
15%
10%
5%
0%
-5%
-10%
-15%
-20%
-25%
May-08
Jun-08
Jul-08
Aug-08
Sep-08
Oct-08
Nov-08
Dec-08
Jan-09
Feb-09
Mar-09
Apr-09

Source: ATA

DELTA 7

Fuel Prices Rising But Still Lower Than Last Year • While crude oil prices are up more than 50% since the end of 2008, jet fuel is up only 20% due to the collapse in the refining spread $2.00 Jet fuel price/gallon: 6/5/09 - $1.78 2008 avg. - $2.95 $1.50 Jet fuel price per gallon $0.50 $1.00 Crude oil $0.00 12/31/2008 1/31/2009 2/28/2009 3/31/2009 4/30/2009 5/31/2009 Source: Platt's USGC jet 8 Delta’s fuel expense expected to be over $5 billion lower than 2008 levels

Out-of-Money Fuel Hedges Largely Roll Off By End Of June Quarter% of Fuel Consumption Hedged 75% Call options 52% Swaps 36% 2Q09 3Q09 4Q09 Collars Projected fuel price/gallon $2.04 $2.17 $2.05 gallon $0 35 $0 13 $0 01 9 Hedge loss/included in projected price 0.35 0.13 0.01

Key Actions to Preserve Liquidity In Tough Climate Rationalizing  Capacity • 10% YoY system capacity reduction starting September • 15% international (transatlantic down 20%) • 6% domestic • Aligning staffing levels – down 8,000+ Maximizing Profit Opportunities • Capitalizing on ancillary revenue – fee revenues contribute $1 billion annually from Spring 2008 to end of 2009 Opportunities • Discontinuing dedicated freighter program ($150 million loss last year) • Accelerating merger synergies Managing Cash Flow • Managing capital requirements – near-term refleeting not required 10 • Strengthening balance sheet for the future

June Quarter Expectations June quarter 2009 Current projection April 21 Guidance Operating margin 0 – 2% 4 – 6% Fuel price $2.04 $2.08 Total liquidity $5.3 billion $5.6 billion June quarter 2009 vs. June quarter 2008 Passenger unit revenue Down ~20% Total unit revenue1 Down ~16% Mainline non-fuel unit cost Up 2 - 4% Up 3 - 5% System capacity Down 7% Down 5 - 7% Domestic Down 7% Down 6 - 8% 11 International Down 7% Down 5 - 7% 1 Total unit revenue excludes cargo and MRO revenue
Excludes special items

Delta Is Well Positioned For Long-Term Success • Diverse, global network producing unit revenue premium • Air France/KLM JV reinforces transatlantic Leading Global Network leadership position Solid Financial • Commitment to maintaining best-in-class unit Costs Foundation • Focused on preserving solid liquidity position • Moving with speed and efficiency to capture the $2 billion synergies created by the merger Game-changing Merger with Northwest • 10% total capacity reduction beginning September, with 20% reduction in transatlantic Disciplined Approach to Managing Company . Managing cash flows and limiting capital requirements

Non-GAAP Reconciliations

Note: The following tables show reconciliations of non-GAAP financial measures.  The reasons Delta uses these measures are described below.

Delta completed its merger with Northwest Airlines on October 29, 2008. Accordingly, Delta’s financial results under Generally Accepted Accounting Principles (GAAP) include the results of Northwest Airlines for the period January 1, 2009 through March 31, 2009.

Under GAAP, Delta does not include in its financial results the results of Northwest Airlines prior to the completion of the merger.  Accordingly, Delta’s financial results under GAAP for the June 2008 quarter do not include the results of Northwest Airlines for that period.  This impacts the comparability of Delta’s financial statements under GAAP for the June 2009 and 2008 quarters.

Delta presents its financial results in the tables on a “combined basis.”   “Combined basis” means the company combines the financial results of Delta and Northwest as if the merger had occurred prior to the beginning of the applicable period.  Delta believes presenting this financial information on a combined basis provides a more meaningful basis for comparing Delta’s year-over-year financial performance than the GAAP financial information.

Delta presents free cash flow because management believes this is a widely used metric that is helpful to investors to evaluate cash available to enhance shareholder value.

The guidance comparisons assume the June 2008 quarter financial statements were prepared on a combined basis, excluding special items and out-of-period fuel hedge losses.  The year-over-year total unit revenue guidance excludes revenue from cargo and revenue from transactions with third parties for maintenance services (MRO) as this measure reflects revenue associated with air transportation for passengers.

Delta excludes special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance.

Delta excludes non-cash mark-to-market (MTM) adjustments related to fuel hedges settling in future periods in order to present financial results related to operations in the period shown.

Delta presents Mainline Cost Per Available Seat Mile (CASM) excluding fuel expense and related taxes because management believes the volatility in fuel prices masks the progress toward achieving business plan targets.

Mainline CASM excludes transactions with third parties that are not associated with the generation of a seat mile.  These transactions include expenses related to Delta’s providing maintenance services, staffing services and freight operations as well as Delta’s vacation wholesale operations.

Net Loss

March 2009
Quarter
(in millions)
Net Loss	$(794)
Items excluded:
Fuel hedge losses on contracts that settled in 2009	684
Restructuring and merger-related items	99
MTM adjustments to fuel hedges settling in future periods	2
Net loss excluding fuel hedge losses and special items	$(9)

Free Cash Flow

March 2009
Quarter
(in millions)
Net cash provided by operating activities	$643
Net cash used in investing activities	(272)
Adjustments:
Change in short term investments	(145)
Financing of aircraft	(135)
Total free cash flow	$91

Operating Margin

FORECAST
June 2009
Quarter

Operating margin	(1) - 1%
Restructuring and related items	1
Operating margin excluding special items	0 - 2%

Passenger Unit Revenue

	FORECAST
	June 2009 Quarter vs.
	June 2008 Quarter
(in millions, except per cent data)
Delta passenger revenue	$4,770
Northwest passenger revenue	3,144
Combined June 2008 quarter total passenger revenue	$7,914
Combined June 2008 quarter passenger unit revenue	12.48	¢

Approximate change year-over-year in combined passenger unit revenue	(20%)

Combined June 2009 quarter passenger unit revenue assuming
a 20% year-over-year decrease	9.95	¢

Total Unit Revenue

	FORECAST
	June 2009 Quarter vs.
	June 2008 Quarter
(in millions, except per cent data)
Delta total revenue	$5,499
Northwest total revenue	3,589
Combined June 2008 quarter total revenue	$9,088
Combined June 2008 quarter total unit revenue	14.33	¢
Cargo and MRO unit revenue	(0.78)
Adjusted combined June 2008 quarter total unit revenue	13.55	¢

Approximate change year-over-year in adjusted combined total unit revenue	(16%	)

Approximate combined June 2009 quarter total unit revenue	11.89	¢
Cargo and MRO unit revenue	(0.53)
Adjusted combined June 2009 quarter total unit revenue assuming
a 16% year-over-year decrease	11.36	¢

Mainline Non-Fuel CASM

	FORECAST
	June 2009 Quarter		June 2008 Quarter

Mainline CASM			15.93 ¢
Combined Mainline CASM	10.88 ¢	11.02 ¢	15.70 ¢
Items excluded:
Impairment of goodwill and other intangible assets	-	-	(3.17)
Transactions with third parties and other	(0.34)	(0.34)	(0.42)
Restructuring and related items	(0.07)	(0.07)	(0.24)
Fuel expense and related taxes	(3.27)	(3.27)	(4.81)
Combined Mainline CASM excluding fuel expense and
related taxes and special items	7.20 ¢	7.34 ¢	7.06 ¢
Change year-over-year in Mainline CASM excluding
fuel expense and related taxes and special items	2%	4%